Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Investor Relations	Media Contact
Stan Kovler	Christi Nicolacopoulos
919/595-4196	603/952-5005
Investor_relations@extremenetworks.com	pr@extremenetworks.com

Extreme Networks Reports Fourth Quarter Fiscal Year 2019 Financial Results

Conference Call at 8:00 a.m. EDT

SAN JOSE, Calif., July 31, 2019 -- Extreme Networks, Inc. (“Extreme”) (Nasdaq: EXTR) today released financial results for its fiscal fourth quarter ended June 30, 2019.

Fiscal Fourth Quarter Results:

•	GAAP EPS ($0.14), down ($0.09) year-over-year and down ($0.08) quarter-over-quarter
•	Non-GAAP EPS $0.06, down ($0.14) year-over-year and down ($0.02) quarter-over-quarter
•	Revenue $252.4 million, down 9% year-over-year and up 1% quarter-over-quarter
•	GAAP gross margin 55.1% compared to 54.0%, in Q4 last year
•	Non-GAAP gross margin 59.2% compared to 57.6%, in Q4 last year
•	GAAP operating margin (4.8)% compared to (1.2)%, in Q4 last year
•	Non-GAAP operating margin 4.9%, compared to 9.8%, in Q4 last year
•	Net cash provided by operating activities $25.4 million
•	Free Cash Flow $18.9 million

“We reported revenue above the high-end of our guidance range, reflecting strength in our Americas business and early signs of demand for new products in our Smart OmniEdge switching portfolio. Our year-over-year and sequential improvement in gross margin put us towards the high-end of our guidance range, and close to our 60% target. Our gross margin performance was a function of several factors: lower standard costs, partly related to the improved profitability of our new products; higher mix of Services revenue; and mix shift owing to stronger demand in North America in Q4. We closed fiscal year 2019 at $1B in revenue and look forward to bringing exciting new solutions to our partners and customers once we have successfully closed the Aerohive acquisition,” stated Ed Meyercord, President and CEO of Extreme Networks.

Meyercord added, “Looking ahead, we are expecting fiscal year 2020 organic revenue growth to be in the low single-digit range. Our outlook for Q1 reflects the normal seasonality of our business, ongoing economic challenges in EMEA, and conservatism around our wireless business as customers consider the alternative Smart OmniEdge solutions that will be available following the close of our Aerohive acquisition. With the cost savings actions we took at the end of Q4, we are on plan to achieve our goal of a 15% operating margin toward year-end fiscal year 2020, and to improve our cash flow generation throughout the year.”

Recent Key Highlights:

•

In Q4, Extreme closed 23 deals of $1 million or more, up from 17 such deals in Q3, with particular strength in the Education, Government, and Healthcare verticals.  During fiscal year 2019, 110 customers invested in more than $1 million worth of Extreme products and services.

•

On June 26, Extreme announced it entered into a definitive agreement to acquire Aerohive Networks. The acquisition of Aerohive will add critical cloud management and edge capabilities to Extreme's portfolio of end-to-end, edge-to-cloud networking solutions. It will provide a strong subscription revenue stream. It will also solidify Extreme as the third largest player in enterprise wireless LAN with the number two cloud platform in one of the fastest growth segments of the market as the industry transitions to Wi-Fi 6. Extreme expects the deal to close shortly after the tender offer expires on August 8th.

•

Leeds Beckett University, a top university in the UK, will upgrade its campus network with Extreme’s Smart OmniEdge™ solutions to enable delivery of advanced, tech-driven educational and extracurricular programming to 25,000 students and 3,000 staff. More than 2,000 ExtremeMobility™ Wi-Fi 6 access points will be deployed across its two main campuses, providing high-performance connectivity to 85 buildings, as well as its sports facilities. The new Wi-Fi 6 solutions will run over the University’s existing Extreme Automated Campus network, where Extreme Fabric Connect will enable automatic configuration of the new access points. The Extreme Management Center application (XMC) will provide single pane of glass management across the two networks.

•

The Houston Dynamo of Major League Soccer and Houston Dash of the National Women’s Soccer League selected our Smart OmniEdge™ solution to provide high-density, professional-grade Wi-Fi connectivity in their home field, BBVA Stadium. With ExtremeMobility access points, Extreme Management Center and ExtremeAnalytics applications, BBVA Stadium is the first MLS stadium to deploy Wi-Fi 6. Its new network will enable mobile ticketing and improved social media connectivity for fans today and lay the groundwork for future innovations such as wireless food ordering and augmented and virtual reality that will bring fans even closer to the field.

•

Naver, the largest news portal and search engine in Korea, selected Extreme’s Agile Data Center™ solutions to accommodate fast-growing data traffic, providing cloud service delivery across multiple data centers. Extreme’s Top-of-Rack (ToR) switches with 40G modules will enable Naver to deploy 10G/40G access in their high-density data center server farm in a cost-effective manner while they transition to a new, virtualized environment.

•

The ITR Concession Company deployed Extreme’s Smart OmniEdge™ and Automated Campus solutions to power its Intelligent Transportation Systems (ITS) on the Indiana Toll Road, allowing for real-time updates on traffic patterns and enabling safer, more coordinated use of the roadway, while laying the foundation to deploy advanced transportation technology. As a result, the highway system has reduced traffic incidents by 30 percent.

•

Extreme announced its ExtremeAI™ Security application, a new class of network security that leverages artificial intelligence and machine learning to identify and automatically remediate threats against IoT devices. Key capabilities include behavioral monitoring and baselining, unsupervised learning, insights and granular analytics, and multivendor interoperability and integration. GA is anticipated in October 2019.

•

Extreme held its second annual Connect User Conference in Nashville in May. The event attracted twice as many attendees as in 2018, bringing together customers, partners, and industry leaders from around the world to participate in technology training, achieve certifications, network and collaborate with industry experts, and explore the future of networking.

•

Extreme extended its popular ExtremeDojo™ training program to customers and added a technical training pathway for both customers and partners. Enterprise engineers can choose from free, online video training or from an extensive schedule of instructor-led classes delivered by Extreme's global ecosystem of Authorized Training Partners, or a blended mix of both.

•

Bowen Center, a community behavioral health care provider in northern Indiana, deployed Extreme Smart OmniEdge solutions to overhaul its network infrastructure, simplify network management and lay the foundation for unified collaboration and telemedicine—ultimately delivering a better experience for medical staff and enhanced care for patients. Since moving over to Extreme, Bowen Center reports IT satisfaction scores as rated by its 1,300 staff members have increased by more than 20 points.

Fiscal Q4 2019 Financial Metrics:

(in millions, except percentages and per share information)

	Q4 FY'19	Q4 FY'18	Change
GAAP Results of Operations
Product	$189.6	$221.3	$(31.7)	(14)%
Service	62.8	57.0	5.8	10%
Total Net Revenue	$252.4	$278.3	$(25.9)	(9)%
Gross Margin	55.1%	54.0%	110 bps	-
Operating Margin	(4.8)%	(1.2)%	-364 bps	-
Net Loss	$(17.1)	$(5.6)	$(11.5)	(205)%
Loss per basic share	$(0.14)	$(0.05)	$(0.09)	(180)%
Non-GAAP Results of Operations
Product	$189.6	$221.3	$(31.7)	(14)%
Service	62.8	57.0	5.8	10%
Total Net Revenue	$252.4	$278.3	$(25.9)	(9)%
Gross Margin	59.2%	57.6%	160 bps	-
Operating Margin	4.9%	9.8%	-490 bps	-
Net Income	$7.6	$24.0	$(16.4)	(68)%
Income per diluted share	$0.06	$0.20	$(0.14)	(70)%

•	Q4 ending cash balance was $169.6 million, an increase of $12.8 million from Q3 and an increase of $48.5 million from Q4 last year, driven primarily by higher cash flow from operations.
•	Accounts receivable balance ending Q4 was $174.4 million, with days sales outstanding of 63, an increase of 12 days from Q3 and a decrease of 6 days from Q4 last year.

•	Q4 ending inventory was $63.6 million, an increase of $6.0 million from Q3 and a decrease of $0.3 million from Q4 last year.
•	Q4 ending gross debt was $180.5 million, a decrease of $2.4 million from Q3 and a decrease of $19.5 million from Q4 last year. Net Debt* decreased to $9.1 million from $24.2 million in Q3.

Extreme uses the non-GAAP free cash flow metric as a measure of operating performance. Free cash flow represents GAAP operating cash flows less purchases of property, plant and equipment. Extreme considers free cash flow as useful information for management and investors regarding the amount of cash generated by the business after the purchases of property, plant, and equipment, which can then be used to, among other things, invest in Extreme’s business, make strategic acquisitions, and strengthen the balance sheet. A limitation of the utility of the non-GAAP free cash flow metric as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period. As shown in the table below (in thousands):

Free Cash Flow	Three Months Ended		Year Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Cash flow provided by (used in) operations	$25,443	$20,773	$104,945	$19,043
Less: PP&E CapEx spending	(6,549)	(18,412)	(22,730)	(40,411)
Total free cash flow	$18,894	$2,361	$82,215	$(21,368)

*Net Debt is defined as gross debt minus loan fees minus cash: as shown in the table below (in millions):

Gross debt	Loan fees	Cash	Net debt
$180.5	$1.8	$169.6	$9.1

Business Outlook:

Extreme’s Business Outlook is based on current expectations. The following statements are forward-looking, and actual results could differ materially based on market conditions and the factors set forth under “Forward-Looking Statements” below.

For its first quarter of fiscal 2020, ending September 30, 2019, the Company is targeting:

	Extreme Networks Standalone		Aerohive Pro-Rated	Combined Pending Completion of Merger
(in millions)	Low-end	High-End	Contribution	Low-end	High-End
FQ1’20 Guidance – GAAP
Total Net Revenue	$235.0	$245.0	$15.0	$250.0	$260.0
Gross Margin	55.1%	57%	68.6%	55.9%	57.9%
Operating Expenses	$140.2	$145.8	$17.7	$157.9	$163.5
Operating Margin	(4.6%)	(2.3%)	(49.2%)	(7.3%)	(5.0%)
Net Loss	$(15.8)	$(10.6)	$(9.2)	$(24.9)	$(19.7)
Loss per basic share	$(0.13)	$(0.09)	$(0.08)	$(0.21)	$(0.17)
Shares outstanding used in calculating GAAP EPS	118.9	118.9	NM	118.9	118.9
FQ1’20 Guidance – Non - GAAP
Total Net Revenue	$235.0	$245.0	$15.0	$250.0	$260.0
Gross Margin	57.5%	59.5%	68.6%	58.1%	60.1%
Operating Expenses	$126.0	$131.6	$12.0	$138.0	$143.6
Operating Margin	3.8%	5.8%	(11.4%)	2.9%	4.8%
Net Income (loss)	$4.0	$9.2	$(3.5)	$0.5	$5.7
Income per diluted share	$0.03	$0.07	$(0.03)	$0.01	$0.05
Shares outstanding used in calculating Non-GAAP EPS	121.6	121.6	NM	121.6	121.6

The following table shows the GAAP to non-GAAP reconciliation for Q1 FY’20 guidance pending completion of the Aerohive acquisition:

	Gross Margin Rate	Operating Margin Rate	Earnings per Share
GAAP	55.9% - 57.9%	(7.3)% - (5.0)%	($0.21) - ($0.17)
Estimated adjustments for:
Amortization of product intangibles	2.1%	2.1%	$0.04
Stock based compensation	0.1%	3.0%	$0.08
Restructuring	-	2.6%	$0.05
Acquisition	-	1.2%	$0.03
Amortization of non product intangibles	-	0.9%	$0.02
Non-GAAP	58.1% - 60.1%	2.9% - 4.8%	$0.01 - $0.05

The total of percentage rate changes may not equal the total change in all cases due to rounding.

Conference Call:

Extreme will host a conference call at 8:00 a.m. Eastern (5:00 a.m. Pacific) today to review the fourth fiscal quarter results as well as the business outlook for first fiscal quarter ending September 30, 2019, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the internet at http://investor.extremenetworks.com and a replay of the call will be available on the website through August 7, 2019. The conference call may also be heard by dialing 1(877) 303-9826 or international 1 (224) 357-2194. Supplemental financial information to be discussed during the conference call will be posted in the Investor Relations section of the Company's website www.extremenetworks.com including the non-GAAP reconciliation attached to this press release. The encore recording can be accessed by dialing 1 (855) 859-2056 or international 1 (404) 537-3406. Conference ID # 2459939. The encore recording will be available for 7 days following the call.

About Extreme Networks:

Extreme Networks, Inc. (EXTR) delivers software-driven solutions from the enterprise edge to the cloud that are agile, adaptive, and secure to enable digital transformation. Our 100% in-sourced services and support are number one in the industry. Even with 30,000 customers globally, including half of the Fortune 50 and some of the world's leading names in business, hospitality, retail, transportation and logistics, education, government, healthcare and manufacturing, we remain nimble and responsive to ensure customer and partner success. We call this Customer-Driven Networking™. Founded in 1996, Extreme is headquartered in San Jose, California. For more information, visit Extreme's website or call 1-888-257-3000.

Extreme Networks and the Extreme Networks logo are either trademarks or registered trademarks of Extreme Networks, Inc. in the United States and/or other countries.

Non-GAAP Financial Measures:

Extreme provides all financial information required in accordance with generally accepted accounting principles (“GAAP”). The Company is providing with this press release non-GAAP gross margins, non-GAAP operating margins, non-GAAP operating expenses, non-GAAP net income and non-GAAP earnings per share. In preparing non-GAAP information, the Company has excluded, where applicable, the impact of share-based compensation, acquisition and integration costs, acquired inventory adjustments, amortization of acquired intangibles, inventory valuation adjustment, restructuring charges, gain on sale of equity investment, loss on lease contracts, income tax and free cash flow.  The Company believes that excluding these items provides both management and investors with additional insight into its current operations, the trends affecting the Company, the Company's marketplace performance, and the Company's ability to generate cash from operations. Please note the Company's non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information the Company presents should be considered in conjunction with, and not as a substitute for, the Company's GAAP financial information.

The Company has provided a non-GAAP reconciliation of the results for the periods presented in this release, which are adjusted to exclude certain items as indicated.  These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company's ongoing performance as a business. Extreme Networks uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Forward Looking Statements:

Statements in this release, including those concerning the Company’s business outlook, future financial and operating results, acquired technologies and operations, future price increases, changes to our supply chain, the introduction of new products, the impact of tariffs on our products, including the relocation of certain manufacturing activities outside of China in the future, the success of our digital transformation initiatives, and overall future prospects are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date of this release. Actual results or events could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including: our failure to achieve targeted revenues and forecasted demand from end customers; a highly competitive business environment for network switching equipment; our effectiveness in controlling expenses; the possibility that we might experience delays in the development or introduction of new technology and products; customer response to our new technology and products; risks related to pending or future litigation; and a dependency on third parties for certain components and for the manufacturing of our products.

More information about potential factors that could affect the Company's business and financial results are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" included in the Company’s Quarterly Report on Form 10-Q for the nine months ended March 31, 2019, and Annual Report on Form 10-K for the year ended June 30, 2018 and other documents of the Company on file with the Securities and Exchange Commission (available at www.sec.gov).  Except as required under the U.S. federal securities laws and the rules and regulations of the U.S. Securities and Exchange Commission, Extreme Networks disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

###

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2019	June 30, 2018
ASSETS
Current assets:
Cash	$169,607	$121,139
Accounts receivable, net of allowance for doubtful accounts of $1,054 and $1,478, respectively	174,414	212,423
Inventories	63,589	63,867
Prepaid expenses and other current assets	34,379	30,484
Total current assets	441,989	427,913
Property and equipment, net	73,554	78,519
Intangible assets, net	51,112	77,092
Goodwill	138,577	139,082
Other assets	51,642	47,642
Total assets	$756,874	$770,248
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$9,011	$9,007
Accounts payable	65,704	75,689
Accrued compensation and benefits	51,625	50,351
Accrued warranty	14,779	12,807
Current portion, deferred revenue, net	144,230	130,865
Other accrued liabilities	70,680	81,153
Total current liabilities	356,029	359,872
Deferred revenue, less current portion	59,012	43,660
Long-term debt, less current portion	169,739	188,749
Deferred income taxes	1,957	6,135
Other long-term liabilities	54,150	59,100
Commitments and contingencies	—	—
Stockholders’ equity:
Convertible preferred stock, $.001 par value, issuable in series, 2,000 shares authorized; none issued	—	—
Common stock, $.001 par value, 750,000 shares authorized; 121,035 and 116,124 shares issued, respectively; 119,172 and 116,124 shares outstanding, respectively	122	116
Additional paid-in-capital	986,772	942,397
Accumulated other comprehensive loss	(2,473)	(1,703)
Accumulated deficit	(853,434)	(828,078)
Treasury stock at cost: 2,366 and 0 shares, respectively	(15,000)	—
Stockholders’ equity	115,987	112,732
Total liabilities and stockholders’ equity	$756,874	$770,248

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net revenues:
Product	$189,544	$221,304	$747,571	$764,455
Service	62,815	56,996	248,218	218,687
Total net revenues	252,359	278,300	995,789	983,142
Cost of revenues:
Product	89,312	104,060	346,218	357,062
Service	24,101	24,073	98,336	91,563
Total cost of revenues	113,413	128,133	444,554	448,625
Gross profit:
Product	100,232	117,244	401,353	407,393
Service	38,714	32,923	149,882	127,124
Total gross profit	138,946	150,167	551,235	534,517
Operating expenses:
Research and development	54,606	52,765	210,132	183,877
Sales and marketing	77,081	73,647	285,326	267,107
General and administrative	13,487	15,427	55,623	50,988
Acquisition and integration costs, net of bargain purchase gain	831	6,225	3,444	53,900
Restructuring charges, net of reversals	3,808	3,220	5,090	8,140
Amortization of intangibles	1,338	2,254	6,346	8,715
Total operating expenses	151,151	153,538	565,961	572,727
Operating loss	(12,205)	(3,371)	(14,726)	(38,210)
Interest income	567	743	2,232	2,847
Interest expense	(3,009)	(5,160)	(12,597)	(13,923)
Other (expense) income, net	(438)	514	(783)	2,639
Loss before income taxes	(15,085)	(7,274)	(25,874)	(46,647)
Provision (benefit) for income taxes	1,970	(1,642)	(21)	145
Net loss	$(17,055)	$(5,632)	$(25,853)	$(46,792)
Basic and diluted net loss per share:
Net loss per share - basic	$(0.14)	$(0.05)	$(0.22)	$(0.41)
Net loss per share - diluted	$(0.14)	$(0.05)	$(0.22)	$(0.41)
Shares used in per share calculation - basic	118,961	115,962	117,954	114,221
Shares used in per share calculation - diluted	118,961	115,962	117,954	114,221

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended
	June 30, 2019	June 30, 2018
Cash flows from operating activities:
Net loss	$(25,853)	$(46,792)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	26,889	23,471
Amortization of intangible assets	25,984	25,585
Provision for doubtful accounts	1,407	1,687
Stock-based compensation	32,897	27,633
Deferred income taxes	(5,788)	(4,677)
Unrealized/realized loss (gain) on equity investment	-	(3,967)
Realized gain on bargain purchase	-	(5,030)
Loss on extinguishment of debt	-	1,173
Non-cash interest	3,022	-
Other	584	5,933
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable	36,331	(69,518)
Inventories	278	17,343
Prepaid expenses and other assets	(6,979)	(8,014)
Accounts payable	(9,850)	18,844
Accrued compensation and benefits	1,274	4,981
Deferred revenue	28,716	28,366
Other current and long-term liabilities	(3,967)	2,025
Net cash provided by operating activities	104,945	19,043
Cash flows from investing activities:
Capital expenditures	(22,730)	(40,411)
Business acquisitions	—	(97,581)
Proceeds from sale of investment	921	5,521
Net cash used in investing activities	(21,809)	(132,471)
Cash flows from financing activities:
Borrowings under Revolving Facility	—	10,000
Borrowings under Term Loan	—	290,000
Loan fees on borrowings	(545)	(3,211)
Repayments of debt	(19,875)	(193,713)
Repurchase of stock	(15,000)	—
Proceeds from issuance of common stock, net of tax withholding	11,484	3,341
Contingent consideration obligations	(6,506)	(671)
Deferred payments on an acquisition	(4,000)	(1,000)
Net cash (used in) provided by financing activities	(34,442)	104,746

Foreign currency effect on cash	(226)	(629)

Net increase (decrease) in cash	48,468	(9,311)

Cash and cash equivalents at beginning of period	121,139	130,450
Cash and cash equivalents at end of period	$169,607	$121,139

Extreme Networks, Inc.

Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles, ("GAAP"), Extreme Networks uses non-GAAP measures of certain components of financial performance.  These non-GAAP measures include non-GAAP net income, non-GAAP gross margin, non-GAAP operating expenses non-GAAP earnings per diluted share and Free Cash Flow.

Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release.  In this press release, Extreme Networks also presents its target for non-GAAP expenses, which is expenses less share-based compensation expense, acquisition and integration costs, acquired inventory adjustments, restructuring charges, amortization of acquired intangibles, inventory valuation adjustments, gain on sale of equity investment, loss on lease contracts, income tax and free cash flow.

Non-GAAP measures presented in this press release are not in accordance with or alternative measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies.  In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.  Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Extreme Networks' results of operations as determined in accordance with GAAP.  These non-GAAP measures should only be used to evaluate Extreme Networks' results of operations in conjunction with the corresponding GAAP measures.

Extreme believes these non-GAAP measures when shown in conjunction with the corresponding GAAP measures enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance stockholder value.  In addition, because Extreme Networks has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.

For its internal planning process, and as discussed further below, Extreme's management uses financial statements that do not include share-based compensation expense, acquisition and integration costs, acquired inventory adjustment, amortization of intangibles, inventory valuation adjustments, restructuring charges, gain on sale of equity investment, loss on lease contracts, income tax and free cash flow.  Extreme’s management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.

As described above, Extreme excludes the following items from one or more of its non-GAAP measures when applicable.

Stock-based compensation. This expense consists of expenses for stock options, restricted stock and employee stock purchases through its Employee Stock Purchase Plan.  Extreme Networks excludes share-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing cash requirement related to operating results. Extreme Networks expects to incur share-based compensation expenses in future periods.

Acquisition and integration costs. Acquisition and integration costs consist of legal and professional fees related to the acquisition of a) Campus Fabric business, b) Data Center business and c) the bargain purchase gain for the capital financing business; Extreme Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations.

Acquired inventory adjustments.   Purchase accounting adjustments relating to the mark up of acquired inventory to fair value less disposal costs.

Amortization of acquired intangibles.  Amortization of acquired intangibles includes the monthly amortization expense of acquired intangible assets such as developed technology, customer relationships, trademarks and order backlog.  The amortization of the developed technology intangible is recorded in product cost of goods sold, while the amortization for the other intangibles are recorded in operating expenses.  Extreme Networks excludes these non-cash expenses since they result from an intangible asset and for which the period expense does not impact the operations of the business and are non-cash in nature.

Inventory valuation adjustments.   Adjustments relating to the mark down of inventory due to end of life.

Restructuring expenses. Restructuring expenses primarily consist of severance costs for employees which have no benefit to continuing operations and accrued lease costs pertaining to the estimated future obligations for non-cancelable lease payments related to excess facilities. Extreme Networks excludes restructuring expenses since they result from events that often occur outside of the ordinary course of continuing operations.

Gain on sale of equity investment.  The gain on the sale of an equity investment refers to a third party acquisition that acquired a business entity in which the Company had an equity investment.

Loss on lease contracts.  The loss on lease contracts refers to leased facilities to which the Company has a contractual obligation but will not receive a future financial benefit.

Income tax.   Income tax adjustments relate to the tax impact of a reduced US tax rate applied to deferred tax items pursuant to the recently enacted US tax legislation, the tax benefit resulting from the impairment of a lease acquired from Avaya in Canada, the release of a deferred tax liability for amortizable goodwill given recently enacted US tax legislation, the release of a deferred tax liability related to a restructuring of our foreign operations, and the impact of the release of our Australian valuation allowance.

We do not reflect a tax effect associated with the Non-GAAP operating adjustments as the adjustments are primarily related to the US entity which has a full valuation of various loss carryforward tax attributes.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP TO NON-GAAP RECONCILIATION

(In thousands, except percentages and per share amounts)

(Unaudited)

Non-GAAP Revenue	Three Months Ended		Year Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Revenue - GAAP Basis	$252,359	$278,300	$995,789	$983,142
Revenue - Non-GAAP Basis	$252,359	$278,300	$995,789	$983,142

Non-GAAP Gross Margin	Three Months Ended		Year Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Gross profit - GAAP Basis	$138,946	$150,167	$551,235	$534,517
Gross margin - GAAP Basis percentage	55.1%	54.0%	55.4%	54.4%
Adjustments:
Stock based compensation expense	195	523	2,483	1,695
Acquired inventory adjustments	—	494	—	5,278
Acquisition and integration costs	—	3,626	1,752	11,212
Amortization of intangibles	4,809	5,481	19,222	16,590
Inventory valuation adjustments	5,334	—	5,334	—
Total adjustments to GAAP gross profit	$10,338	$10,124	$28,791	$34,775
Gross profit - Non-GAAP	$149,284	$160,291	$580,026	$569,292
Gross margin - Non-GAAP percentage	59.2%	57.6%	58.2%	57.9%

Non-GAAP Operating Income	Three Months Ended		Year Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
GAAP operating loss	$(12,205)	$(3,371)	$(14,726)	$(38,210)
GAAP operating loss percentage	(4.8)%	(1.2)%	(1.5)%	(3.9)%
Adjustments:
Stock based compensation expense	195	523	2,483	1,695
Stock based compensation expense, R&D	2,490	2,395	10,443	7,642
Stock based compensation expense, S&M	3,218	2,766	11,747	9,843
Stock based compensation expense, G&A	2,655	2,303	8,224	8,453
Inventory valuation adjustments	5,334	—	5,334	—
Acquisition and integration costs	831	9,851	5,196	65,112
Restructuring charge, net of reversal	3,808	3,220	5,090	8,140
Acquired inventory adjustments	—	494	—	5,278
Litigation	—	—	—	(158)
Amortization of intangibles	6,147	7,735	25,568	25,305
Remeasurement of contingent consideration liability	—	1,470	—	1,470
Loss on lease contracts	—	—	1,288	—
Total adjustments to GAAP operating loss	$24,678	$30,757	$75,373	$132,780
Non-GAAP operating income	$12,473	$27,386	$60,647	$94,570
Non-GAAP operating income percentage	4.9%	9.8%	6.1%	9.6%

Non-GAAP Net Income	Three Months Ended		Year Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
GAAP net loss	$(17,055)	$(5,632)	$(25,853)	$(46,792)
Adjustments:
Stock based compensation expense	8,558	7,987	32,897	27,633
Inventory valuation adjustments	5,334	—	5,334	—
Acquisition and integration costs	831	9,851	5,196	65,112
Restructuring charge, net of reversal	3,808	3,220	5,090	8,140
Acquired inventory adjustments	—	494	—	5,278
Litigation	—	—	—	(158)
Amortization of intangibles	6,147	7,735	25,568	25,305
Interest expense	—	1,366	—	1,366
Loss on extinguishment of debt	—	1,173	—	1,173
Gain on sale of equity investment	—	(210)	—	(3,967)
Remeasurement of contingent consideration liability	—	1,470	—	1,470
Loss on lease contracts	—	—	1,288	—
Income tax	—	(3,430)	(7,770)	(6,532)
Total adjustments to GAAP net loss	$24,678	$29,656	$67,603	$124,820
Non-GAAP net income	$7,623	$24,024	$41,750	$78,028

Earnings per share
Non-GAAP net income per share-diluted	$0.06	$0.20	$0.35	$0.65

Shares used in net income per share-diluted
Non-GAAP shares used	122,226	120,361	120,714	119,781